                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ----------

                              Amendment No. 2 to
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934


                              ISONICS CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



              CALIFORNIA                                77-0338561
---------------------------------------    ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)



    4010 MOORPARK AVENUE, STE. 119
             SAN JOSE, CA                                95117
---------------------------------------                ----------
(Address of principal executive offices)               (Zip Code)


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act for trading on the Boston Stock Exchange:


                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)


                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                   -----------------------------------------
                                (Title of Class)

       Securities to be registered pursuant to Section 12(g) of the Act:


                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)


                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                   -----------------------------------------
                                (Title of Class)

                           Exhibit Index is on Page 4

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         The description of the Registrant's common stock and redeemable common stock purchase warrants set forth under the caption "Description of Capital Stock" on pages 48 through 52 of Registrant's Registration Statement on Form SB-2 (File No. 333-13289) as amended (the "Registration Statement") originally
                                        ----------------------
filed with the Securities and Exchange Commission (the "Commission") on October
                                                        ----------
2, 1996, and in the Prospectus to be filed with the Commission under Rule 424(b) related to the Registration Statement, is incorporated by reference in response to this item.

ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith, each incorporated herein by reference from the Registration Statement:


Exhibit
Number   Exhibit Title or Description
-------  ----------------------------

  1.01   Form of Underwriting Agreement.

  3.01   Registrant's Amended and Restated Articles of Incorporation.

  3.02   Registrant's Bylaws.

  4.01   Specimen Common Stock Certificate.

  4.02   Representatives' Warrant Agreement.

  4.03 Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, National Securities Corporation and Pryor, McClendon, Counts & Co., Inc.

  4.04   Specimen Warrant Certificate.

 10.10 Warrant Agreement dated as of September 27, 1996 by and among Registrant and certain investors.

 10.11 Registration Rights Agreement dated as of September 27, 1996 by and among Registrant and certain investors.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   January 3, 1997           ISONICS CORPORATION


                                   By:  /s/ Paul J. Catuna
                                        ------------------------------
                                        Paul J. Catuna
                                        Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------


Exhibit            Exhibit Title                                           Sequentially
Number             or Description                                          Numbered Page
-------            -------------------------                               -------------
 1.01               Form of Underwriting Agreement.

 3.01               Registrant's Amended and Restated
                    Articles of Incorporation.                                   *

 3.02               Registrant's Bylaws.                                         *

 4.01               Specimen Common Stock Certificate.                           *

 4.02               Representatives' Warrant Agreement.                          *

 4.03               Warrant Agreement between the Registrant and                 *
                    Continental Stock Transfer & Trust Company,
                    National Securities Corporation and Pryor,
                    McClendon, Counts & Co., Inc.

 4.04               Specimen Warrant Certificate.                                *

10.10               Warrant Agreement dated as of September 27, 1996             *
                    by and among Registrant and certain investors.

10.11               Registration Rights Agreement dated as of                    *
                    September 27, 1996 by and among Registrant and
                    certain investors.


*Filed or to be filed by amendments as an exhibit to or as part of the Registration Statement.

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